Exhibit 10.11

FOUNDER’S VESTING AGREEMENT

THIS FOUNDER’S VESTING AGREEMENT (this “Agreement”) is made as of the 15th day of August, 2006 by and between AcelRx Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Pamela Palmer (“Founder”).

WHEREAS, Founder holds 1,000,000 shares of the common stock of the Company (the “Founder Shares”).

WHEREAS, the Company intends to sell shares of preferred stock to outside investors and such investors require as a condition to such transaction that the Founder accept certain restrictions with respect to the Shares as set forth herein;

NOW, THEREFORE, in consideration for the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.      Unvested Share Repurchase Option. Upon the termination of the Founder’s service to the Company as an employee or consultant, for any reason, or no reason, with or without Cause, including Involuntary Termination, death or temporary or permanent disability, the Company shall have a right (but not an obligation) (the “Unvested Share Repurchase Option”) to repurchase any shares of Stock to the extent they have not vested pursuant to subsections 1(a) and (b) (“Unvested Shares”) under the terms set forth below.

(a)      Vesting of Unvested Shares. Fifty percent (50%) of the Founder Shares initially shall be Unvested Shares. 1/48 of the initial number of Unvested Shares will vest September 15, 2006 and 1/48 of the initial number of Unvested Shares shall vest on the 15th day of each month thereafter subject to the Founder’s continuous service to the Company as an employee or consultant providing services at least three (3) days per week, and 1/96 of the initial number of Unvested Shares shall vest on the 15th day of each month thereafter subject Founder’s continuous service to the Company has an employee or consultant providing services at least one (1) day per week but less than three (3) days per week.

(b)      Acceleration of Vesting. The other provisions of this Section 1 notwithstanding, if Founders’ service as an employee or consultant with the Company terminates as a result of an Involuntary Termination or termination without Cause at any time within eighteen (18) months after a Change of Control, and the Founder signs a general release of claims against the Company, the Unvested Shares shall become fully vested upon such termination. For purposes of this Agreement:

(i)      “Change of Control” shall mean (i) a merger or consolidation or the sale, or exchange by the stockholders of the Company of all or substantially all of the capital stock of the Company, where the stockholders of the Company immediately before such transaction do not obtain or retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock or other voting equity of the surviving or acquiring corporation or other surviving or acquiring entity, in substantially the same proportion as before such transaction, or (ii) the sale or exchange of all or substantially all of the Company’s assets (other than a sale or transfer to a subsidiary of the Company as defined in section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”)) where the stockholders of the Company immediately before such sale or exchange do not obtain or retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock or other voting equity of the corporation or other entity acquiring the Company’s assets, in substantially the same proportion as before such transaction;

(ii)      “Cause” shall mean (i) Founder’s violation of any applicable law or regulation with respect to the Company’s business; or (ii) Founder’s commission of a felony or commission of a crime involving moral turpitude; or (iii) conduct by Founder involving willful misconduct, fraud, gross negligence, or embezzlement with respect to the Company; or (iv) a good faith finding by the Board of Directors of the Company of repeated and willful failure of the Founder after written notice to perform his assigned duties for the Company, gross negligence or misconduct (where such gross negligence or misconduct is materially adverse to the Company); and

(iii)      “Involuntary Termination” shall mean Founder’s termination of Service with the Company within thirty (30) days following the occurrence of any of the following without Founder’s consent: (i) a material reduction or change in job duties, reporting relationships, responsibilities and requirements inconsistent with Founder’s position with the Company and prior duties, reporting relationships, responsibilities and requirements prior to the Change in Control, provided that neither a mere change in title alone nor reassignment following a Change of Control to a position that is substantially similar to the position held prior to the Change of Control in terms of job duties, responsibilities or requirements shall constitute a material reduction in job responsibilities; (ii) a reduction in Founder’s then-current base salary by at least 20%, provided that an across-the-board reduction in the salary level of all other senior executives by the same percentage amount as part of a general salary level reduction shall not constitute such a salary reduction or (iii) Founder’s refusal to relocate the principal place for performance of Company duties to a location more than thirty (30) miles from the Company’s then current location at the time of the Change in Control.

(c)      Exercise of Unvested Share Repurchase Option. The Company may exercise the Unvested Share Repurchase Option by written notice to Founder or the Founder’s legal representative within sixty (60) days after such termination.

(d)      Payment for Stock and Return of Stock. Payment by the Company to the Founder or the Founder’s legal representative shall be made in cash or by check within sixty (60) days after the date of the mailing of the written notice of exercise of the Unvested Share Repurchase Option. For purposes of the foregoing, cancellation of any promissory note of the Founder to the Company shall be treated as payment to the Founder in cash to the extent of the unpaid principal and any accrued interest canceled. The purchase price per share for the shares being repurchased by the Company shall be equal to the original purchase price for such shares, as appropriately adjusted for any stock split, reverse stock split, recapitalization or the like. If not otherwise held in escrow by the Company pursuant to Section 1(g) below, within thirty (30) days after payment by the Company, the Founder shall deliver to the Company for cancellation the shares of Stock that the Company has repurchased. If the Company holds any vested shares in escrow, such shares will be promptly delivered to Founder following the Company’s exercise of its right to repurchase any unvested shares. Upon delivery of notice and payment of the purchase price in any of the ways described above, the Company shall become the legal and beneficial owner of the Shares being repurchased and all rights and interest therein or related thereto, and the Company shall have the right to transfer to its own name the number of Shares being repurchased by the Company, without further action by Founder.

(e)      Transfers Not Subject to the Unvested Share Repurchase Option. The Unvested Share Repurchase Option shall not apply to a transfer to the Founder’s ancestors, descendants or spouse or to a trustee for their benefit or the benefit of the Founder, provided that such transferee agrees in writing (in a form satisfactory to the Company) to take the Stock subject to all the terms and conditions of this Section 1. All transferees of Shares or any interest therein will receive and hold such Shares or interest subject to the provisions of this Agreement. In the event of any purchase by the Company hereunder where the Shares or interest are held by a transferee, the transferee shall be obligated, if requested by the Company, to transfer the Shares or interest to the Founder for consideration equal to the amount to be paid by the Company hereunder. In the event the Repurchase Option is exercised by the Company pursuant to Section 1 hereof, the Company may deem any transferee to have transferred the Shares or interest to Founder prior to their purchase by the Company, and payment of the purchase price by the Company to such transferee shall be deemed to satisfy Founder’s obligation to pay such transferee for such Shares or interest and also to satisfy the Company’s obligation to pay Founder for such Shares or interest. Any sale or transfer of the Shares shall be void unless the provisions of this Agreement are satisfied.

(f)      Legends. The Company may place a legend referencing the Unvested Share Repurchase Option on any certificate representing Stock subject to the Unvested Share Repurchase Option.

(g)      Escrow. As security for the Founder’s faithful performance of the terms of this Agreement and to insure the availability for delivery of the Shares upon exercise of the Unvested Share Repurchase Option herein provided for, the Founder agrees to deliver to and deposit with DLA Piper Rudnick Gray Cary US LLP, counsel to the Company (the “Escrow Agent”), as Escrow Agent in this transaction, two Stock Assignments duly endorsed (with date and number of shares blank) in the form attached hereto as Exhibit A, together with the certificate or certificates evidencing the Shares; such documents are to be held by the Escrow Agent pursuant to the Joint Escrow Instructions of the Company and the Founder set forth in Exhibit B attached hereto and incorporated by this reference, which instructions shall also be delivered to the Escrow Agent at the closing hereunder.

2.      Legends. All certificates representing any shares of Stock subject to the provisions of this Agreement shall have endorsed thereon the following legends:

(a)      “THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED PURSUANT TO AN AGREEMENT BETWEEN THE COMPANY AND THE HOLDER OF THESE SHARES, OR HIS OR HER PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS COMPANY.”

(b)      “THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.”

(c)      Any legend required to be placed thereon under applicable state securities laws.

3.      Miscellaneous.

(a)      Further Instruments. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

(b)      Notice. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given (i) upon personal delivery, (ii) when sent by confirmed facsimile, if sent during normal business hours of recipient, or if not, then on the next business day, or (iii) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

(c)      Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon the Founder, the Founder’s heirs, executors, administrators, successors and assigns.

(d)      Applicable Law; Entire Agreement; Amendments. This Agreement, together with the exhibits hereto, shall be governed by and construed in accordance with the laws of the State of California as it applies to agreements between California residents, entered into and to be performed entirely within California and constitutes the entire agreement of the parties with respect to the subject matter hereof superseding all prior written or oral agreements, and no amendment or addition hereto shall be deemed effective unless agreed to in writing by the parties hereto.

(e)      Right to Specific Performance. The Founder agrees that the Company shall be entitled to a decree of specific performance of the terms hereof or an injunction restraining violation of this Agreement, said right to be in addition to any other remedies available to the Company.

(f)      Severability. If any provision of this Agreement is held by a court to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way and shall be construed in accordance with the purposes and tenor and effect of this Agreement.

(g)      Arbitration. Any dispute or claim arising out of this agreement will be subject to final and binding arbitration. One arbitrator who is a member of the American Arbitration Association (“AAA”), and will be governed by the Commercial Arbitration Rules of the AAA will conduct the arbitration. The arbitration will be held in San Francisco, California, and the arbitrator will apply California substantive law in all respects. The arbitrator shall have all authority to determine the arbitrability of any claim and enter a final, binding judgment at the conclusion of any proceedings. Any final judgment only may be appealed on the grounds of improper bias or improper conduct of the arbitrator. The party prevailing in the resolution of any claim will be entitled, in addition to such other relief as may be granted, to an award of all attorneys’ fees and costs incurred in the claim, without regard to any statute, schedule, or rule of court purported to restrict such award.

(h)      Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

“COMPANY”		“FOUNDER”

ACELRX PHARMACEUTICALS, INC.,
a Delaware corporation

By:	/s/ THOMAS A SCHRECK	/s/ PAMELA PALMER
Title:	CEO	PAMELA PALMER

Address:	Address:

EXHIBIT A

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED,                                 , hereby sells, assigns and transfers unto                                                                   shares of the Common Stock of AcelRx Pharmaceuticals, Inc., a Delaware corporation (the “Company”), standing in the undersigned’s name on the books of said Company represented by Certificate No.                      herewith, and does hereby irrevocably constitute and appoint                                  attorney to transfer the said stock on the books of the said Company with full power of substitution in the premises.

Dated:

Name of Purchaser:

Instruction: Please sign but do not fill in any other blanks. The purpose of this assignment is to enable the Company to exercise its repurchase rights as set forth in the Agreement without requiring additional signatures on the part of the Stockholder.

EXHIBIT A

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED,                                 , hereby sells, assigns and transfers unto                                                                   shares of the Common Stock of AcelRx Pharmaceuticals, Inc., a Delaware corporation (the “Company”), standing in the undersigned’s name on the books of said Company represented by Certificate No.                      herewith, and does hereby irrevocably constitute and appoint                                  attorney to transfer the said stock on the books of the said Company with full power of substitution in the premises.

Dated:

Name of Purchaser:

Instruction: Please sign but do not fill in any other blanks. The purpose of this assignment is to enable the Company to exercise its repurchase rights as set forth in the Agreement without requiring additional signatures on the part of the Stockholder.

EXHIBIT B

JOINT ESCROW INSTRUCTIONS

August 15, 2006

DLA Piper Rudnick Gray Cary US LLP

153 Townsend Street, Suite 800

San Francisco, CA 94107

Ladies and Gentlemen:

As Escrow Agent for both AcelRx Pharmaceuticals, Inc., a Delaware corporation (“Company”), and the undersigned purchaser of Stock (the “Stock”) of the Company (“Purchaser”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Common Stock Purchase Agreement (“Agreement”), dated as of the date hereof, to which a copy of these Joint Escrow Instructions is attached as Exhibit B, in accordance with the following instructions:

1.      In the event the Company and/or any assignee of the Company (referred to collectively for convenience herein as the “Company”) shall elect to exercise the Unvested Share Repurchase Option set forth in the Agreement, the Company shall give to Purchaser and you a written notice specifying the number of shares of Stock to be purchased, the purchase price, and the time for a closing hereunder at the principal office of the Company. Purchaser and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of such notice.

2.      At the closing of a transaction pursuant to Paragraph 1, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares of Stock being transferred, and (c) to deliver same, together with the certificates evidencing the shares of Stock to be transferred, to the Company against the simultaneous delivery to you of the purchase price (by check) for the number of shares of Stock being purchased pursuant to the exercise of the Unvested Share Repurchase Option.

3.      Purchaser irrevocably authorizes the Company to deposit with you any certificates evidencing shares of Stock to be held by you hereunder and any additions and substitutions to said shares as defined in the Agreement. Purchaser does hereby irrevocably constitute and appoint you as the Purchaser’s attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all stock certificates, stock assignments, or other documents necessary or appropriate to make such securities negotiable and complete any transaction herein contemplated. Subject to the provisions of this paragraph 3, Purchaser shall exercise all rights and privileges of a stockholder of the Company while the Stock is held by you.

4.      This escrow shall terminate at such time as there are no longer any shares of stock subject to the Unvested Share Repurchase Option.

5.      If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Purchaser, you shall deliver all of it to Purchaser and shall be discharged of all further obligations hereunder.

6.      Your duties hereunder may be altered, amended, modified or revoked only by writing signed by all of the parties hereto.

7.      You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Purchaser while acting in good faith and in the exercise of your own good judgment, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence to such good faith.

8.      You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or Company, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or Company by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

9.      You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

10.      You shall not be liable for the outlawing of any rights under the statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

11.      You shall be entitled to employ such legal counsel and other experts as you may deem necessary or proper to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

12.      Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be counsel to the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint a successor Escrow Agent.

13.      If you reasonably require other or further instructions in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

14.      It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or rights of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to any one all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree, or judgment of a court of competent jurisdiction

2

after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

15.      Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (i) upon personal delivery, (ii) when sent by confirmed facsimile, if sent during normal business hours of recipient, or if not, then on the next business day, or (iii) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the following address or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

Company:	AcelRx Pharmaceuticals, Inc.
10201 Bubb Road
Cupertino, California 95014
Attn: Thomas A. Schreck, President

Purchasers:	For each Purchaser, the addresses shown on the signature page of the Agreement.

Escrow Agent:	DLA Piper Rudnick Gray Cary US LLP
153 Townsend Street, Suite 800
San Francisco, CA 94107
Attn.: Robb A. Scott

16.      By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

3

17.      This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

Very truly yours,

AcelRx Pharmaceuticals, Inc., a Delaware corporation

By:	/s/ Thomas A. Schreck
Thomas A. Schreck, President

“FOUNDER”

/s/ PAMELA PALMER
PAMELA PALMER

Address:

Accepted and agreed as of the date set forth above:

DLA PIPER RUDNICK GRAY CARY US LLP

By:	/s/ Robb A. Scott
Robb A. Scott, Partner